 Exhibit 99.1

TOP Financial Group Limited Announces Full Exercise of All Outstanding Warrants Following Cashless Exercise

SINGAPORE, July 21, 2026 (GLOBE NEWSWIRE) -- TOP Financial Group Limited (NASDAQ: TOP) (“TOP” or the “Company”), an online brokerage firm specializing in local and foreign equities, futures, and options products, today announced that the outstanding warrants to purchase up to 428,862,444 Class A ordinary shares of the Company, issued in connection with its recently completed private placement, have been exercised in full on a cashless basis. The cashless exercise resulted in the cancellation of all remaining outstanding placement warrants. The Company issued an aggregate of 360,534,431 Class A ordinary shares upon exercise. As a result of the exercise, all of the outstanding warrants were canceled and are no longer outstanding. The Company did not receive any cash proceeds from the exercise.

The 360,534,431 Class A ordinary shares issued upon exercise are restricted securities. Additionally, those shares are subject to a six-month lock-up period from their issuance date, during which they may not be traded, sold, transferred, pledged, or otherwise disposed of, subject to the terms and conditions of the warrants.

After giving effect to the warrant exercise, as of the date hereof, the Company had 608,527,305 Class A ordinary shares and 10,000,000 Class B ordinary shares issued and outstanding.

About TOP Financial Group

The Company, through its operating subsidiaries, provides diversified financial services, including online brokerage platforms for local and foreign equities, futures, and options products; asset and fund management services; trading solutions; money lending services; trust services; and investor relations and public relations services.

The Company’s operating subsidiaries, Zhong Yang Securities Limited and Zhong Yang Capital Limited, are licensed by the Securities and Futures Commission of Hong Kong (the “HKSFC”) to conduct Type 1 (dealing in securities), Type 2 (dealing in futures contracts), Type 4 (advising on securities), Type 5 (advising on futures contracts), and Type 9 (asset management) regulated activities in Hong Kong. TOP has completed its acquisition of TOP 500 Sec Pty Ltd, an Australian-licensed company. TOP 500 Sec Pty Ltd is expected to provide dealing services in derivatives and foreign exchange contracts, as well as financial product advice in respect of derivatives, foreign exchange contracts, debentures, stocks, and bonds. TOP has established TOP Financial Pte. Ltd. under the laws of Singapore. The Singapore subsidiary has obtained a capital markets services license from the Monetary Authority of Singapore (“MAS”) to conduct regulated dealing activities in capital markets products. The Company’s operating subsidiary, WIN100 TECH Limited, is a financial technology development and IT support company that provides trading solutions for clients trading on major derivatives and stock exchanges globally. Winrich Finance Limited was formed under the laws of Hong Kong and is a licensed money lending company regulated by the Money Lenders Ordinance. Winrich Trust Limited was formed under the laws of Hong Kong to provide trust services to clients. TOP has also completed its acquisition of Zhong Yang Financial Services Limited, a company formed under the laws of Hong Kong to provide investor relations and public relations services. This subsidiary is in the process of applying for registration as a trust or company service provider with the Companies Registry of Hong Kong. For more information, please visit http://www.zyfgl.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s plans, objectives, goals, strategies, future events or performance, underlying assumptions, and other statements that are not historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions, the Company is making forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including risks relating to market conditions, the Company’s financing transactions, the exercise and settlement of warrants, the Company’s ability to comply with applicable Nasdaq and SEC requirements, and other risks discussed in the “Risk Factors” sections of the Company’s filings with the SEC. For these reasons, investors should not place undue reliance on any forward-looking statements in this press release. Additional information regarding these and other risks is included in the Company’s filings with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For more information, please contact:

The Company:

IR Department

Email: IR@top500.com

Investor Relations:

ZYIR Limited

Ms. Choy Yuen Yin Clare, Director

Email: ZYIR@zyzq.com.hk
Phone: +852 3107-0732